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     As filed with the Securities and Exchange Commission on April 19, 1999.

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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                     AND LISTING OF SUCH SECURITIES ON THE
                            NEW YORK STOCK EXCHANGE

                         American Financial Group, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                Ohio                                   31-1544320
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  (State of Incorporation or Organization) (I.R.S. Employer Identification no.)

                             One East Fourth Street
                             Cincinnati, Ohio 45202
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                    (Address of principal executive offices)

If this form relates to the registration of a class of securities and is effective pursuant to Section 12(b) of the Exchange Act pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates (for any registration statement that the registrant is filing concurrently with this form): Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                   Name of Each Exchange on
         to be so Registered                   Which Each Class is to be
         -------------------                   Registered
                                               ----------

1.  $100,000,00 Aggregate Principal            New York Stock Exchange
-----------------------------------            ---------------------------------
Amount 7-1/8% Senior Debentures due
-----------------------------------            ---------------------------------
2007 (the "2007 Debentures")
-----------------------------------            ---------------------------------

2.  $350,000,000 Aggregate Principal           New York Stock Exchange
-----------------------------------            ---------------------------------
Amount 7-1/8% Senior Debentures due
-----------------------------------            ---------------------------------
2009 (the "2009 Debentures")
-----------------------------------            ---------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

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                                (Title of Class)

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INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the 2007 Debentures included in the Prospectus Supplement to Prospectus dated December 10, 1997 filed pursuant to Rule 424(b) of the Securities Act is incorporated by reference. The description of the 2009 Debentures included in the Prospectus Supplement to Prospectus dated April 12, 1999 filed pursuant to Rule 424(b) of the Securities Act is incorporated by reference.

Item 2.  Exhibits.

         4.1 Senior Debt Securities Indenture Dated as of November 12, 1997 between the registrant and Star Bank, N.A., Trustee (the "Indenture")

         4.2 Senior Debt Securities First Supplemental Indenture Dated as of December 3, 1997 among the registrant, AFC Holdings Company and Star Bank, N.A., Trustee (incorporated by reference from
                  Exhibit 4 from the registrant's Post-Effective Amendment No. 1 to registration number 333-21995 filed on December 5, 1997)

         4.3 Designation of Terms of 2007 Debentures (incorporated by reference from Exhibit 4 from the registrant's Form 8-K dated December 10, 1997)

         4.4 Resolutions of the Company Designating Terms of 2009 Debentures (incorporated by reference from Exhibit 4 from the registrant's Form 8-K dated April 9, 1999)


                                   SIGNATURE

In connection with the issuance of the 2007 Debentures and the 2009 Debentures, the registrant has received opinions of counsel covering: the valid existence of the registrant; the due authorization of the 2007 Debentures and 2009 Debentures subject to the application to the New York Stock Exchange; the validity of the 2007 Debentures and 2009 Debentures; the qualification of the Indenture under the Trust Indenture Act of 1939; and the effectiveness of the 2007 Debentures and 2009 Debentures under the Securities Act. All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          AMERICAN FINANCIAL GROUP, INC.



Date: April 19, 1999                      BY:/s/ James C. Kennedy
                                             -----------------------------------
                                                 James C. Kennedy
                                                 Vice President, Deputy General
                                                 Counsel & Secretary






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The New York Stock Exchange, Inc. hereby authorizes the 2007 Debentures and 2009
Debentures of American Financial Group, Inc. and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Securities Exchange Act of 1934.



                                          BY:__________________________________
                                                 Janice O'Neill
                                                 Vice President
                                                 Listing Operations